UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

I-FLOW CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18338 (Commission File Number)	33-0121984 (IRS Employer Identification No.)

20202 Windrow Drive
Lake Forest, California 92630
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 206-2700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     On December 1, 2004, the compensation committee of the board of directors of I-Flow Corporation (the “Company”) approved an increase in the annual base salary of each of the Company’s named executive officers. The annual base salary of: Donald M. Earhart, the Company’s Chairman, President and Chief Executive Officer, was increased by $50,000, from $384,199 to $434,199; James J. Dal Porto, the Company’s Executive Vice President, Chief Operating Officer, Director and Secretary, was increased by $50,000, from $224,116 to $274,116; and James R. Talevich, the Company’s Chief Financial Officer and Treasurer, was increased by $25,000, from $162,068 to $187,068. The annual base salary increases were effective as of November 29, 2004.

     The compensation committee also approved an increase in non-employee director meeting attendance fees and certain retainers. Prior to the change, each non-employee director received (i) $1,000 for each board meeting attended in person and $500 for each board meeting attended telephonically and (ii) $1,000 for each committee meeting attended in person and $500 for each committee meeting attended telephonically, but only if such committee meeting was not held within 24 hours of a regularly scheduled meeting of the board of directors. Effective December 1, 2004, each non-employee director will receive (i) $1,000 for each board meeting attended in person and $500 for each board meeting attended telephonically and (ii) $1,000 for each committee meeting attended in person and $500 for each committee meeting attended telephonically, regardless of whether such committee meeting is held within 24 hours of a regularly scheduled meeting of the board of directors. Also, effective December 1, 2004, the committee approved the payment of an annual retainer to the Chairman of the audit committee in the amount of $10,000 and to the Chairman of the compensation committee in the amount of $5,000. These annual retainers are in addition to the $4,000 quarterly retainer currently paid to all non-employee directors.

     Finally, the compensation committee authorized the grant of 10,000 options to purchase common stock to each of the Company’s non-employee directors pursuant to the I-Flow Corporation 2001 Equity Incentive Plan. The options will be granted on January 3, 2004 and will have an exercise price equal to the fair market value of the Company’s common stock on such date. The options will vest in four equal quarterly installments and will expire on the fifth anniversary of the date of grant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2004

I-FLOW CORPORATION

By: /s/ James R. Talevich
James R. Talevich
Chief Financial Officer